EXHIBIT 99.1

Plumtree Software Hires Oracle Executive Paul
Ciandrini as Chief Operating Officer

SAN FRANCISCO, Calif., Mar. 16, 2004 — Enterprise Web leader Plumtree Software (Nasdaq: PLUM) today announced the hiring of Paul Ciandrini as chief operating officer, responsible for worldwide sales, consulting, marketing, product management, channel and business development. Mr. Ciandrini, most recently Oracle Corporation’s (Nasdaq: ORCL) senior vice president of North American application sales, will report to Plumtree CEO and President John Kunze.

“We are delighted to have Paul join us as chief operating officer, and believe his leadership will be a key driver in a new stage of growth for the company,” Mr. Kunze said. “As we compete to become the leading framework for building and managing service-oriented applications, Paul’s experience in applications sales, channel development and strategic alliances will be invaluable.”

Under Mr. Ciandrini’s leadership, Oracle’s North American Applications Sales Organization grew its application sales revenue by 43% year over year. Prior to his work at Oracle, Mr. Ciandrini managed BearingPoint’s high technology practice and then served as group executive vice president for product services consulting, with responsibilities for over $700 million in annual revenue and a seat on BearingPoint’s executive committee.

While at BearingPoint, formerly known as KPMG Consulting, Mr. Ciandrini also led corporate development, structuring a billion-dollar equity investment and alliance with Cisco, and a hosting joint venture with Qwest. Mr. Ciandrini has also worked as vice president of marketing for Walker Interactive Systems, positioning the company through its initial public offering.

“I am very excited about joining Plumtree, as the company’s products and customers are outstanding,” said Mr. Ciandrini. “I think we have a great opportunity to be a leader in delivering practical business value from service-oriented applications.”

About Plumtree Software

Plumtree Software is the Enterprise Web leader. Plumtree’s mission is to create a comprehensive Web environment for employees, customers and partners across the enterprise to interact with different systems and work together. Plumtree’s Enterprise Web solution consists of integration products for bringing resources from traditional systems together on the Web, shared services such as collaboration, content management and search for building new Web applications, and a portal platform for delivering these Web applications to broad audiences. Plumtree’s independence and its Web Services Architecture allow this solution to span rival platforms and systems, helping maximize customers’ return on their existing technology investments. With offices in more than a dozen countries, Plumtree has licensed over 575 customers, including Boeing, Ford Motor Company, Procter &

Gamble and the U.S. Navy. For more information, visit Plumtree on the Web at www.plumtree.com.

Plumtree is a registered trademark of Plumtree Software, Inc. and its subsidiaries in the US and other countries. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

Safe Harbor Caution Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements include, but are not limited to statements regarding the potential impact of executive personnel and the Company’s prospects for growth. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ, perhaps materially, from those anticipated or suggested by such forward looking statements. These risks and uncertainties include those other risks and uncertainties contained in the Company’s Annual Report filed with the Securities and Exchange Commission (“SEC”) on Form 10-K, its most recent 10-Q and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. We cannot guarantee any future operating results, activity, performance or achievement.

Press Contact
Carilu Dietrich
Plumtree Software
415-399-7047
Carilu.Dietrich@plumtree.com

Press Release: Plumtree Creates Program to Support Partners Building Service-Oriented Application